UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2007

SUNCREST GLOBAL ENERGY CORP.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

3353 South Main Street
Salt Lake City, Utah 84115
(Address of Former Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

        This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,””estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

        Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

        On December 20, 2007, Suncrest Global Energy Corp., a Nevada corporation (“Suncrest Global Energy Corp.”or “Suncrest”), entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Beacon Enterprise Solutions Group, Inc., an Indiana corporation (“Beacon”), and Beacon’s shareholders. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The terms of the Exchange Agreement are described in more detail in Item 2.01, below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

EXCHANGE AGREEMENT

        On December 20, 2007, Suncrest and Beacon entered into the Exchange Agreement, which provided for the exchange of all Beacon Common Shares (“Beacon Common Shares”) and Beacon Series A Convertible Preferred Shares (“Beacon Preferred Shares”) for shares of common stock (“Suncrest Common Stock”) and shares of preferred stock (“Suncrest Preferred Stock”) in Suncrest Global Energy Corp. (the “Share Exchange”). The term “Suncrest Preferred Stock” refers to the Suncrest Preferred Stock after the amendment of the Restated Articles of Incorporation of Suncrest Global Energy Corp., as set forth below, and not to the existing preferred stock of Suncrest, described in “Description of Securities,” below.

        Pursuant to the Exchange Agreement, Suncrest issued shares of Suncrest Common Stock to the holders of Beacon Common Shares. Each Beacon Common Share was exchanged for one share of Suncrest Common Stock. The Share Exchange has been consummated with respect to Beacon Common Shares but has not been consummated with respect to the Beacon Preferred Shares. Additionally, all outstanding promissory notes convertible into Beacon Common Shares and warrants for the purchase of Beacon Common Shares were exchanged for promissory notes convertible into shares of Suncrest Common Stock and warrants for the purchase of shares of Suncrest Common Stock, respectively. The persons who had been holders of Beacon Common Shares, or securities convertible into or exercisable for Beacon Common Shares, as of immediately before the Share Exchange became the holders of approximately 91.9% of the Suncrest Common Stock on a fully-diluted basis upon the consummation of the Share Exchange with respect to the Beacon Common Shares only. See ”Private Placement” and “Bridge Financing” below, for a description of these convertible promissory notes and warrants.

        After the consummation of the Share Exchange with respect to the Beacon Common Shares, stockholders of Suncrest holding the requisite number of shares to approve such actions are expected to execute written consents to amend its Articles of Incorporation (the “Articles of Incorporation”) to effect the following actions: (i) to cancel all existing authorized but unissued preferred stock, (ii) to designate a new class of preferred stock with rights, preferences and privileges equivalent to those of the Beacon Preferred Shares, and (iii) to change the name of Suncrest to “Beacon Enterprise Solutions Group, Inc.” A preliminary information statement (the “Preliminary 14C Information Statement”) describing these amendments will be filed no later than ten (10) days after the filing and dissemination of the Schedule 14f-1. A final information statement (the “Final 14C Information Statement”) will be filed after the comments of the Commission, if any, with respect to Preliminary 14C Information Statement have been addressed. The actions authorized and approved by the consents of the stockholders, including the amendments to the Articles of Incorporation, are expected to become effective twenty (20) days after the filing of the Final 14C Information Statement.

        After the amendments to the Articles of Incorporation have become effective, the Share Exchange will be consummated with respect to the Beacon Preferred Shares. Each Beacon Preferred Share will be exchanged for one share of Suncrest Preferred Stock. The persons who had been holders of Beacon Preferred Shares will hold 100% of the outstanding Suncrest Preferred Stock.

        Upon consummation of the Share Exchange of the Beacon Common Shares and the Beacon Preferred Shares, the persons who had been holders of Beacon Common Shares (or securities convertible into or exercisable for Beacon Common Shares) and Beacon Preferred Shares as of December 20, 2007 will collectively own approximately 93.3% of the Suncrest Common Stock on a fully-diluted, as-converted basis.

        After the consummation of the Share Exchange with respect to both the Beacon Common Shares and Beacon Preferred Shares and upon the amendment of the Articles of Incorporation, Suncrest Global Energy Corp. will be renamed as “Beacon Enterprise Solutions Group, Inc.” For all purposes herein, Suncrest Global Energy Corp. after such consummation shall be referred to as “New Beacon,” and “Suncrest Preferred Stock” and “Suncrest Common Stock” shall be referred to as “New Beacon Preferred Stock” and “New Beacon Common Stock.”

        This current report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

2007 BRIDGE FACILITY

        On July 16, 2007, Beacon entered into a $500,000 bridge financing facility (the “First Bridge Facility”) provided by SHEND LLC (owned by Sherman Henderson, a member of Beacon’s Board of Directors) and ROBT LLC (owned by Robert Clarkson, a member of Beacon’s Board of Directors). The terms of the First Bridge Facility provided for the lending entities to make up to $500,000 in advances to Beacon on a discretionary basis at any time prior to a qualified private placement or public offering of Beacon’s securities.

        On November 15, 2007, Beacon entered into a second bridge financing facility (the “Second Bridge Facility”), in the aggregate amount of $200,000, with John D. Rhodes, III (a member of Beacon’s Board of Directors) and another investor. The terms of the Second Bridge Facility were substantially similar to those of the First Bridge Facility. Collectively, the First Bridge Facility and the Second Bridge Facility are the “2007 Bridge Facility.”

        The convertible promissory notes (the “Bridge Notes”) issued in the 2007 Bridge Facility bore interest at the prime rate and were to mature (i) in the event a Qualified Offering does not occur on or prior to December 31, 2007, on December 31, 2007; or (ii) in the event a Qualified Offering occurs on or prior to December 31, 2007, twenty-four (24) months after the date of the closing of the Qualified Offering (such date, the “Maturity Date”), where a “Qualified Offering” was defined as an equity offering in which the gross proceeds are at least $4,000,000. The holders of the Bridge Notes could also require prepayment of the advances in cash at any time after a Qualified Offering. The Bridge Notes issued in the First Bridge Facility were convertible, at the holder’s discretion, into an aggregate of 833,332 Beacon Common Shares, at a deemed conversion price of $0.60 per Beacon Common Share. The Bridge Notes issued in the Second Bridge Facility were convertible, at the holder’s discretion, into an aggregate of 333,332 Beacon Common Shares, at a deemed conversion price of $0.60 per Beacon Common Share.

        Holders of the Bridge Notes also received warrants (“Bridge Warrants”) to purchase Beacon Common Shares. Of the Bridge Warrants to purchase 865,000 Beacon Common Shares, at a price of $1.00 per share, issued in the First Bridge Facility, the rights to purchase 625,000 Beacon Common Shares were immediately vested and exercisable on July 16, 2007. The remaining 240,000 warrants would vest at a rate of 10,000 shares per month from the date of a Qualified Offering for each month that the loan remained outstanding until the Maturity Date. Of the Bridge Warrants to purchase 346,000 Beacon Common Shares, at a price of $1.00 per share, issued in the Second Bridge Facility, the rights to purchase 250,000 Beacon Common Shares were immediately vested and exercisable, and the remaining 96,000 warrants would vest a rate of 4,000 shares per month from the date of a Qualified Offering for each month that the loan remained outstanding until the Maturity Date. Upon full conversion of the Bridge Notes into Beacon Common Shares or upon the Maturity Date, all remaining unvested Bridge Warrants would automatically vest and become exercisable. If prepayment of the advances after a Qualified Offering and prior to the maturity date is required, all remaining unvested Bridge Warrants would be forfeited and canceled. The Bridge Warrants provided for expiration on June 30, 2012.

        On December 20, 2007, the Bridge Notes and Bridge Warrants were exchanged for convertible promissory notes (the “Exchanged Bridge Notes”) and warrants (the “Exchanged Bridge Warrants”) to purchase shares of New Beacon Common Stock, with terms substantially similar to those set forth above. As such, New Beacon is obligated to the terms of the Exchanged Bridge Notes and Exchanged Bridge Warrants. The form of the Exchanged Bridge Notes and the related Exchanged Bridge Warrants, along with a schedule of related party holders, is attached hereto as Exhibit 4.1. Exhibit 10.1 incorporates by reference Exhibit 4.1 filed herein.

PRIVATE PLACEMENT

        Beacon entered into a preferred stock purchase agreement with The Placement Agent (“The Placement Agent”), a New York-based securities broker-dealer, pursuant to which The Placement Agent and other accredited investors (to whom we refer as the “The Placement Agent Investor Group”) have made a cash investment in Beacon (the “Private Placement”). Under the agreements comprising the Private Placement, Beacon was authorized to issue to the The Placement Agent Investor Group units (the “Units”), comprised of (i) 100 Beacon Preferred Shares and (ii) a five year warrant to purchase 66,667 Beacon Common Shares at a purchase price of $1.00 per Beacon Common Share (the “Investor Warrants”). The purchase price was $100,000.00 per Unit. A total of 24.339 Units have been sold and issued in the Private Placement representing an aggregate investment of $2,433,900.

        Each of the Beacon Preferred Shares has certain rights, preferences and privileges, including: (i) a stated value per share of $1,000 (the “Stated Value”); (ii) dividends of 10% on the Stated Value payable in cash annually or as a stock dividend in additional Beacon Preferred Shares; (iii) optional conversion into 1,333.33 Beacon Common Shares and mandatory conversion upon the occurrence of events relating to a secondary public offering or stock price or trading volume; (iv) antidilution provisions, including full ratchet antidilution protection for certain unauthorized offerings; (v) a liquidation preference equal to the sum of 125% of the Stated Value and all accrued but unpaid dividends; (vi) upon a change of control transaction, a premium equal to the liquidation preference in addition to the amounts payable on the common shares into which the Beacon Preferred Shares are convertible; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt. The rights, preferences and privileges of the Beacon Preferred Shares are set forth in detail in Beacon’s Amended and Restated Articles of Incorporation, attached hereto as Exhibit 99.8.

        After the amendment of the Articles of Incorporation, the Suncrest Preferred Stock will have equivalent rights, preferences and privileges as the Beacon Preferred Shares, as set forth above.

        The Investor Warrants, which in the aggregate (assuming all Units are sold) have the right to purchase up to 2,500,000 Beacon Common Shares, have a five year exercise period and an exercise price of $1.00 per Beacon Common Share, payable in cash on the exercise date. The exercise price is subject to adjustment upon certain occurrences specified in the Investor Warrants. Investor Warrants to purchase 1,622,600 Beacon Common Shares have been issued in the Private Placement.

        The Placement Agent has acted as Beacon’s nonexclusive advisor in connection with the Private Placement. Beacon has agreed to pay The Placement Agent a cash offering fee of up to $520,000, a merger and acquisition advisory fee of $125,000 and an expense reimbursement of $50,000 (of which $10,000 has been paid) in connection with the closing of the Private Placement. Additionally, Beacon has agreed to issue a warrant to purchase up to 1,040,000 Beacon Common Shares (the “The Placement Agent Warrant”), which has been earned with respect to 632,814 Beacon Common Shares at an exercise price of $1.00 per share and a five year exercise period. In connection with the Private Placement, Beacon has agreed to issue warrants to purchase up to 600,000 Beacon Common Shares at $1.00 per share and a five year exercise period (the “The Placement Agent Affiliate Warrants”) to certain affiliates of The Placement Agent.

        The outstanding warrants for the purchase of Beacon Common Shares, including the Investor Warrants, the The Placement Agent Warrant and the The Placement Agent Affiliate Warrants, were exchanged for warrants for the purchase of shares of Suncrest Common Stock (the “Exchanged Investor Warrants,” the “Exchanged The Placement Agent Warrant,” and the “Exchanged The Placement Agent Affiliate Warrants,” respectively) at the time that the Share Exchange was consummated with respect to the Beacon Common Shares. The forms of the Exchanged Investor Warrants, the Exchanged The Placement Agent Warrant and the Exchanged The Placement Agent Affiliate Warrants are attached hereto as Exhibits 10.2, 10.3 and 10.4.

PHASE I ACQUISITIONS

        Beacon used the proceeds of the Private Placement to consummate the acquisitions (the “Phase I Acquisitions”) of five different entities in furtherance of its business plan, as described in more detail below.

        Pursuant to the Asset Purchase Agreement (the “ADS Purchase Agreement”) dated October 15, 2007, by and between Beacon and Advance Data Systems d/b/a ADSnetcurve (“ADSnetcurve”), Beacon purchased substantially all of the operating assets of ADSnetcurve in exchange for (i) Six Hundred Thousand Dollars ($600,000) in cash; (ii) 700,000 Beacon Common Shares; and (iii) a secured promissory note (the “ADS Note”) in the principal amount of Three Hundred Thousand Dollars ($300,000). In addition, Beacon has delivered a working capital adjustment of $116,049 into escrow, pending a final calculation of ADSnetcurve’s working capital. The ADSnetcurve asset purchase was consummated on December 20, 2007. The ADS Purchase Agreement is attached as Exhibit 10.5.

        The ADS Note has term of 48 months, bearing interest at the prime rate, and is secured by the assets acquired from ADSnetcurve. The ADS Note contains a prepayment provision such that Beacon will be required to make additional principal payments equal to 3.2% of the net amount received by Beacon from any future equity capital raised, in excess of $1,000,000, until such time as the ADS Note has been paid in full. If, upon the first anniversary of the closing of this transaction, the annual revenue generated from the business assets acquired in the acquisition of the assets of ADSnetcurve drops below $1,800,000, the principal amount of the ADS Note will be reduced by the same percentage as the percentage difference between the actual revenue and $1,800,000, up to 10% of the purchase price. Beacon may also apply any rights of set-off that it has under the terms of the purchase agreement with ADSnetcurve against payments due under the ADS Note. The ADS Note is attached as Exhibit 10.6.

        Pursuant to the Asset Purchase Agreement (the “CETCON Purchase Agreement”) dated October 15, 2007, by and between Beacon and CETCON Incorporated (“CETCON”), Beacon purchased substantially all of the operating assets of CETCON in exchange for (i) Seven Hundred Thousand Dollars ($700,000) in cash; (ii) 900,000 Beacon Common Shares; and (iii) a secured promissory note (the “CETCON Note”) in the principal amount of Six Hundred Thousand Dollars ($600,000). Of this consideration, 450,000 Beacon Common Shares were placed into escrow to secure CETCON’s obligations under the asset purchase agreement. The CETCON asset purchase was consummated on December 20, 2007. The CETCON Purchase Agreement is attached as Exhibit 10.7.

        The CETCON Note has a term of 60 months, bearing interest at 8% APR. The CETCON Note provides for monthly principal and interest payments and is secured by the assets acquired by Beacon in the acquisition transaction (subordinate only to existing senior debt assumed in the acquisition). If, by the first anniversary of the closing of this transaction, the annual revenue generated from the operating assets and business acquired from

CETCON is less than $2,000,000, the principal amount of the CETCON Note will be reduced by the same percentage as the percentage difference between the actual revenue and $2,000,000. Beacon may also apply any rights of set-off that it has under the terms of the purchase agreement with CETCON against payments due under the CETCON Note. The CETCON Note is attached as Exhibit 10.8.

        Pursuant to the Asset Purchase Agreement (the “Strategic Purchase Agreement”) dated October 15, 2007, by and between Beacon and Strategic Communications, LLC (“Strategic”), Beacon purchased substantially all of the operating assets of Strategic in exchange for (i) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500); and (ii) 200,000 Beacon Common Shares. Beacon assumed an aggregate of $500,000 in operating liabilities of Strategic. The Strategic Purchase Agreement is attached as Exhibit 10.9. The entire consideration to Strategic was placed into escrow at closing. In lieu of cash in the same amount, Beacon placed a promissory note (the “Strategic Note”) in the principal amount of $342,000 into escrow. The Strategic Note matures upon the earlier of satisfaction of certain funding conditions or December 31, 2008 and may be prepaid at any time before maturity. The Strategic Note is attached as Exhibit 10.10.

        Of the cash consideration paid into escrow, $131,500 was paid to certain creditors of Strategic out of escrow and 40,000 Beacon Common Shares were transferred to certain creditors of Strategic (who are accredited investors). An additional $60,000 of cash and 120,000 Beacon Common Shares are reserved for the settlement of claims against Strategic. The remainder of the consideration is held in escrow in support of Strategic’s indemnification obligations to Beacon, including obligations to pay off certain obligations in the approximate aggregate amount of $342,000 to Federal, state and local tax authorities secured by liens on the assets of Strategic that were transferred to Beacon, under the terms of the asset purchase agreement, as amended. The Strategic asset purchase was consummated on December 20, 2007.

        Pursuant to the Asset Purchase Agreement (the “RFK Purchase Agreement”) dated October 15, 2007, by and between Beacon and RFK Communications, LLC (“RFK”), Beacon purchased substantially all of the operating assets of RFK in exchange for (i) 300,000 Beacon Common Shares and (ii) a secured promissory note (the “RFK Note”) in the principal amount of Five Hundred Sixty Two Thousand Five Hundred Dollars ($562,500). The RFK asset purchase was consummated on December 20, 2007. The RFK Purchase Agreement is attached as Exhibit 10.11.

        The RFK Note has a term of 60 months, bearing interest at 8% APR. The RFK Note provides for monthly principal and interest payments and is secured by certain assets acquired from RFK. If, by December 20, 2008, the annual revenue that is generated from the business and operations acquired from RFK and Strategic is less than a minimum threshold of $4,500,000, the principal amount of the RFK Note will be reduced by the same percentage as the percentage difference between the actual revenue and that minimum threshold. Beacon may also apply any rights of set-off that it has under the terms of the purchase agreement with RFK against payments due under the RFK Note. The RFK Note is attached as Exhibit 10.12.

        In connection with the Strategic and RFK asset purchases, Beacon purchased the personal goodwill of Richard C. Mills and S. Kathy Mills for 625,000 Beacon Common Shares on December 20, 2007.

        Pursuant to the Agreement and Plan of Merger (the “BHS Agreement”) dated October 15, 2007, by and between Beacon and Bell Haun Systems, Inc. (“BHS”), BHS was merged with and into a wholly-owned subsidiary of Beacon in exchange for 500,000 Beacon Common Shares. Of this consideration, 250,000 Common Shares were placed into escrow to secure BHS’s obligations under the merger agreement. Under the terms of the merger agreement, the acquisition subsidiary shall be merged with and into Beacon. The BHS merger was consummated on December 20, 2007. The BHS Agreement is attached as Exhibit 10.13.

        The agreement with BHS provides for consideration contingent upon performance, and Beacon agreed to evidence this obligation via a promissory note (the “BHS Earnout Note”) in the maximum principal amount of $480,374. If during the first twelve months post closing, gross profit generated by the business acquired from BHS reaches or exceeds $1,094,114, the prior shareholders of BHS will be paid $240,187, plus $0.22 per $1.00 of such excess, up to a maximum aggregate principal amount of $480,374, in the form of a promissory note to be paid in equal installments over the following sixty months at 8% APR. If the gross profit generated from BHS during the first twelve months is less than $1,094,114 but greater than $853,927, the amount of the performance based compensation will be reduced by the amount of the shortfall. If the gross profit generated by BHS during the first twelve months is less than $853,927, then the BHS Earnout Note shall be cancelled. The BHS Earnout Note is attached as Exhibit 10.14.

        In addition, Beacon agreed to directly assume certain liabilities of BHS for rent owing to a partnership owned by the principals of BHS. Accordingly, Beacon issued two promissory notes (the “BHS Rent Notes”) in the principal amounts of $50,500 and $68,500, each to bear interest at the rate of 8% APR and payable over a period of sixty (60) months commencing on December 20, 2008. The BHS Rent Notes are attached as Exhibit 10.15.

SHARE EXCHANGE

        As noted above, the Beacon Common Shares, and all Beacon securities convertible into or exercisable for Beacon Common Shares, have been exchanged for shares of Suncrest Common Stock or securities convertible into or exercisable for Suncrest Common Stock, as applicable. After the amendment of the Articles of Incorporation of Suncrest to authorize shares of Suncrest Preferred Stock with rights, privileges and preferences equivalent to those of the Beacon Preferred Shares, the Beacon Preferred Shares will be exchanged for shares of Suncrest Preferred Stock.

        Suncrest Global Energy Corp. is currently authorized under its Restated Articles of Incorporation to issue 70,000,000 shares of Suncrest Common Stock and 5,000,000 shares of Suncrest Preferred Stock.

        As of immediately prior to the Share Exchange, there were 1,273,121 shares of Suncrest Common Stock issued and outstanding and no shares of Suncrest Preferred Stock issued and outstanding.

        At the consummation of the Share Exchange with respect to the Beacon Common Shares, 9,194,900 shares of Suncrest Common Stock were issued in exchange for 9,194,900 Beacon Common Shares, which constituted all of the outstanding Beacon Common Shares. In addition, warrants to purchase 4,066,414 Beacon Common Shares were exchanged for warrants to purchase 4,066,414 shares of Suncrest Common Stock, and promissory notes convertible into 1,166,664 Beacon Common Shares were exchanged for promissory notes convertible into 1,166,664 shares of Suncrest Common Stock.

        After the Articles of Incorporation are amended, as described in “Exchange Agreement” above, the Share Exchange will be consummated as to the Beacon Preferred Shares.

        After the consummation of the Share Exchange with respect to Beacon Preferred Shares, there will be up to 4,000 shares of Suncrest Preferred Stock issued and outstanding, which are convertible into a total of up to 5,333,333 shares of Suncrest Common Stock. A total of 4,000 shares of Suncrest Preferred Stock will be issued in exchange for 4,000 Beacon Preferred Shares, which will constitute all of the outstanding Beacon Preferred Shares. As of December 20, 2007, there are 2,433.9 Beacon Preferred Shares issued and outstanding, which are convertible into 3,245,200 Beacon Common Shares. The 2,433.9 Beacon Preferred Shares now issued and outstanding will be exchanged for 2,433.9 shares of Suncrest Preferred Stock.

        Accordingly, after the consummation of the Share Exchange, Suncrest will own all outstanding Beacon Common Shares and Beacon Preferred Shares. Beacon shall continue as an operating subsidiary of Beacon.

        The issuance of Suncrest Common Stock and Suncrest Preferred Stock in exchange for the Beacon Common Shares and Beacon Preferred Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

        Of the 10,468,021 shares of Suncrest Common Stock that will be outstanding immediately after the Share Exchange, only 1,273,121 shares will be freely tradable without restriction under the Securities Act of 1933. The remaining shares will be “restricted securities” as that term is defined in Rule 144 under the Securities Act which will be freely tradable subject to applicable holding period, volume and other limitations under Rule 144. In addition, Suncrest Common Stock that is issuable upon conversion of the Suncrest Preferred Stock or the exercise of the warrants will also be eligible to become freely tradable subject to applicable holding period, volume and other limitations under Rule 144.

        In connection with the Share Exchange, Beacon paid a transaction fee of $305,000 to Suncrest prior to the Share Exchange, which was used to pay Suncrest’s expenses associated with the Share Exchange.

        In connection with the closing of the Share Exchange, Beacon and Suncrest Global Energy Corp. filed a joint press release announcing the closing and the completion of the Share Exchange and the completion of the Private Placement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

        Except for the Exchange Agreement and the transactions contemplated thereby, neither Beacon, nor any of the directors or officers of Beacon serving prior to the consummation of the Share Exchange, had any material relationship with Suncrest or any of Suncrest’s stockholders.

REGISTRATION RIGHTS

        Pursuant to a Registration Rights Agreement between Suncrest and the The Placement Agent Investor Group entered into in connection with the Private Placement (the “Registration Rights Agreement”), New Beacon will be required after the Share Exchange to register their “Registrable Securities” with the SEC so those securities can be publicly sold.

        ”Registrable Securities” are (a) the shares of New Beacon Common Stock issuable upon the conversion of the New Beacon Preferred Stock, as well as any shares of New Beacon Common Stock issued as a stock dividend on, or as an antidilution adjustment with respect to, such shares of New Beacon Preferred Stock, and (b) the shares of New Beacon Common Stock issuable upon exercise of the Exchanged Investor Warrants, the Exchanged The Placement Agent Warrant and the Exchanged The Placement Agent Affiliate Warrants.

        Under the Registration Rights Agreement, New Beacon shall prepare and file with the Commission a registration statement covering the resale of all of the Registrable Securities immediately following the consummation of the Share Exchange with respect to the Preferred Stock. New Beacon shall use its best efforts to cause such Registration Statement to be declared effective by the Commission, no later than June 30, 2008. The registration statement is to be on Form SB-1, Form SB-2 or Form S-3 (except if New Beacon is not then eligible to register for resale the Registrable Securities on Form SB-1, Form SB-2 or Form S-3, in which case the Registration Statement shall be on another appropriate form). New Beacon shall cause the Registration Statement to become effective and remain effective, until the earlier of the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any limitation pursuant to Rule 144(k) or any successor provision (the “Effectiveness Period”).

        If, at any time during the Effectiveness Period, New Beacon shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, including without limitation, in connection with the registration of New Beacon’s securities in a subsequent financing, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then New Beacon shall include in such registration statement all of the Registrable Securities; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, New Beacon determines for any reason not to proceed with such registration, New Beacon shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in case of a determination by New Beacon to delay registration of its securities, New Beacon will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

        If a registration statement covering the resale of the Registrable Securities (i) is not declared effective by the Commission on or before the Mandatory Effective Date, and/or (ii) is declared effective by the Commission, but the holders of Registrable Securities cannot sell their respective Registrable Securities thereunder at any time after such registration statement is declared effective by the Commission (each being a “Registration Failure”), then New Beacon in each such case shall pay to the holders of Registrable Securities, for each thirty (30) day period (or proportionally for any shorter period) of each Registration Failure, an amount in cash, as partial liquidated damages and not as a penalty, equal to one (1%) percent of the aggregate gross proceeds paid by such Holders for the Units. All liquidated damages as a result of such Registration Failure shall be paid on the 31st day following each initial Registration Failure and on each 30th day thereafter until such Registration Failure is cured by New Beacon. If New Beacon fails to pay any required liquidated damages in full by each required payment date, New Beacon shall pay interest thereon at a rate of 14% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holders of Registrable Securities, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such accrued but unpaid interest thereon, are paid in full.

        The Registration Rights Agreement is attached hereto as Exhibit 10.16.

BUSINESS

BUSINESS OF SUNCREST GLOBAL ENERGY CORP.

        Suncrest Global Energy Corp. was incorporated in the state of Nevada on May 22, 1999 as Galaxy Specialties, Inc. On June 10, 2003 Suncrest acquired Coyote Oil Company, Inc. (“Coyote Oil”) as a wholly-owned subsidiary. Coyote Oil owned a proprietary process known as a mini oil refinery, but on August 7, 2006, Coyote Oil completed the sale of its mini oil refinery process to Ecodomaine Refining, Inc. After that date and until the Share Exchange, Suncrest and Coyote Oil conducted no further operations.

BUSINESS OF BEACON ENTERPRISE SOLUTIONS GROUP, INC.

        In this discussion of the “Business of Beacon,” unless otherwise noted or required by the context, references to “us,” “we,” “our,” and similar terms refers to Beacon after the consummation of the Share Exchange.

        Beacon was organized on June 6, 2007 and has been financed by the 2007 Bridge Facility and the Private Placement. Beacon’s long-term business strategy is to acquire and consolidate regional information technology and telecommunications businesses and service companies into an integrated, national provider of voice, data and voice over Internet Protocol (“VOIP”) communications services to medium-sized business enterprise customers (the “MBE Market”). The Phase I Acquisitions described above constituted the first phase of Beacon’s acquisition strategy. Consistent with our operating plan, we will continue to pursue the next phase of our acquisition strategy by exploring acquisition targets to build around our three state operating hub to grow Beacon into a large regional telecommunications provider with a strong Southeast/Midwest concentration and focus.

        By offering a range of services, we believe that our flexibility and focus on project management will allow our customers to select the best information technology (“IT”) systems for their needs in a cost-effective manner. Beacon will offer services in the following areas: 1) systems and infrastructure design and engineering; 2) technology and equipment procurement and installation; 3) software development and support; and 4) maintenance and support.

        Systems and Infrastructure Design and Engineering

Beacon plans to evaluate the information technology needs of its clients (including voice, data, video, and security needs) and design and engineer systems (i.e., hardware) and infrastructures (i.e., cabling and connectivity) to meet those needs at the enterprise level. Beacon proposes to design systems to take into account the existing facilities and technology of its clients, when appropriate, to minimize equipment replacement, and to align, calibrate and build enterprise systems properly and efficiently according to its clients’ specifications.

        Technology and Equipment Procurement and Installation

Beacon plans to deliver the products from third party vendors and services needed to implement the systems and infrastructures designed for its clients. Specifically, Beacon expects to provide procurement for carrier services (including voice, video, data, Internet, local & long distance telephone applications), infrastructure services (including cabling and equipment); routers, servers and hubs; telephone systems, voicemail and general technology products.

        Software Development and Support

Beacon plans to develop custom applications for its clients’ information technology systems, and provide all necessary management, hosting and technical support services in relation to those systems. Specifically, its services will include web application development, IT management and hosting services for scalable infrastructure solutions); and support services. Beacon has a Microsoft Certified network team available to assist on-site, on the phone, or over the Internet.

        Maintenance and Support.

Beacon plans to install and connect its clients’ systems and infrastructure, and then maintain and support the telephone, wireless, voice messaging and other IT operations on an ongoing basis. Beacon can provide maintenance and support services for legacy systems as well.

        The Phase I Acquisition entities provided the above services as part of their historical businesses. CETCON Incorporated provided systems design and engineering, ADSnetcurve provided software development and support, and Bell-Haun Systems, Inc. and Strategic Communications provided technology and equipment procurement, as well as installation, maintenance and support services.

Phase I Acquisitions

        Beacon entered into acquisition agreements for the Phase I Acquisitions on October 15, 2007 and consummated the Phase I Acquisitions on December 20, 2007. Beacon paid an aggregate purchase price for the Phase I Acquisitions of $1,650,500 in cash, $1,804,500 in notes (excluding the BHS Earnout Note and the BHS Rent Notes), and 3,225,000 Beacon Common Shares. Beacon used the proceeds of the Private Placement to finance the Phase I Acquisitions.

        On a pro forma combined basis, the Phase I Acquisitions generated revenue for the twelve (12) months ending December 31, 2006 of approximately $10.2 million and served more than 4,000 MBE Market customers doing business predominantly in Ohio, Kentucky and Indiana. See the summary table below.

2006 Audited	ADSnetcurve	Bell-Haun	CETCON	Strategic	Total
Headquarters	Louisville, KY	Columbus, OH	Cincinnati, OH	Louisville, KY

Years in Business	24	30	11	14	79

2006 Revenue	$1.8 million	$1.5 million	$1.8 million	$5.1 million	$10.2 million

2006 EBITDA (1)	$0.5 million	($0.1 million)	$0.4 million	($0.1 million)	$0.7 million

2006 Net Income	$0.4 million	($0.1 million)	$0.4 million	($0.3 million)	$0.4 million

# of Employees	32	14	11	21	78

Business Desription	IT services	Voice/Data Telecom	Network Design	Voice/Data Telecom

(1)	EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets.

Client Base

        Through the Phase I Acquisitions, Beacon acquired a client base that consisted of approximately 4,000 customers, which were predominantly MBEs with 25-2,500 end users each, as well as approximately 50 larger customers. We expect that most of our revenue will be derived from the MBE market.

Competitors

        Beacon has numerous competitors in each one of its four service areas, many of which are substantially better capitalized, have more employees, have a longer operating history and are better known in the industry. However, management is not aware of any direct competitor in the middle-market service space that can provide all of these services without significant outsourcing or reselling, although IBM Global and others do present these services by relying upon outside consultants. Beacon believes that its integration of these services, particularly of its systems and software design and engineering capabilities, provides a distinct competitive advantage.

        Technology & equipment procurement competitors include: AT&T, Qwest, Level 3, Broadwing, and Covad. Application development/support competitors include: Trigent, Inventa Technologies, and AAlpha. Competitors specific to the interconnect services include: BellSouth, Vonage, and Packet8. Competittors with respect to data/systems integration services include: Cisco, Datacomm Solutions, Dell, and Sun Microsystems.

Employees

        Beacon currently employs approximately 80 persons as a result of the Phase I Acquisitions. In addition, Beacon has entered into an operating agreement with ADSnetcurve to employ a team of developers in India while Beacon acquires the necessary licensure to operate a business within India.. None of Beacon’s employees is subject to a collective bargaining agreement.

Facilities

        Beacon currently maintains its offices at 124 N. First Street, Louisville, KY 40202 and our telephone number is (502) 379-4788.

        On November 1, 2007, Beacon entered into an operating lease for its office space in Louisville, Kentucky. The lease term is for a period of four months commencing November 1, 2007 expiring February 28, 2008 for a base rent of $1,675 per month. Beacon plans to renew this lease on substantially similar terms for the remainder of fiscal year 2008. In addition, Beacon leases office space in Cincinnati, Ohio and Columbus, Ohio for amounts that are not deemed to be material.

Legal Proceedings

        Beacon is not currently subject to any material legal proceedings.

Website

        Beacon maintains a website at www.askbeacon.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site.

Certain Relationships and Related Party Transactions

        Bridge Financing

        John D. Rhodes, III and affiliated entities of Sherman Henderson and Robert Clarkson hold Exchanged Bridge Notes in the aggregate principal amount of $600,000. Dr. Rhodes, Sherman Henderson and Robert Clarkson are all directors of Beacon, and Sherman Henderson and Robert Clarkson are 5% shareholders of Beacon.

        Consulting Agreement

        Beacon has a consulting arrangement with Mr. Rick Hughes, who is an immediate family member of the principal of Brook Street Enterprises, LLC, a stockholder of Beacon, for the provision of consulting services. Under this arrangement, Beacon is paying Mr. Hughes a monthly fee of $12,500.

Filing Status

        Suncrest Global Energy Corp. has in the past filed reports with the SEC and will continue to do so as New Beacon. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

RISK FACTORS

        You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of New Beacon Common Stock could decline, and you may lose all or part of your investment.

Risks Relating to the Business

        In this discussion of the “Risks Relating to the Business,” unless otherwise noted or required by the context, references to “us,” “we,” “our,” “Beacon” and similar terms refer to New Beacon, as defined above, which is comprised of the operating business of Beacon, as described above, after the consummation of the Share Exchange.

Beacon has no prior operating history and may not successfully implement its business plan.

        Beacon is a development stage company with no prior operating history other than the business conducted independently by the four companies acquired in the four Phase I Acquisitions. New Beacon’s current and proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise. New Beacon may not successfully implement its business plan. You must consider the likelihood of New Beacon’s success in light of the problems, delays and expenses frequently encountered in connection with a new business.

Beacon has had a history of losses.

        Beacon has incurred organizational losses since its inception. While we expect to operate on a positive cash flow basis as a result of the initial Phase I Acquisitions, there can be no assurance that this will occur. Our ability to operate profitably is dependent upon our ability to operate the businesses in the Phase I Acquisitions in an economically successful manner. As a new company with no prior operating experience on an integrated basis, no assurances can be given that we will be able to do this. Our prospects must be considered in light of the numerous risks, expenses, delays and difficulties frequently encountered in the intensely competitive and high risk telecommunications and IT services industry, as well as the risks generally inherent in the acquisition of companies and successfully integrating them. There can be no assurance that we will ever achieve sustained recurring revenue and profitability on a consistent and growing basis.

Beacon’s success depends upon making and integrating acquisitions.

        There can be no assurance that management will be able to successfully integrate and add value to the Phase I Acquisition companies. In addition, there can be no assurance that we will be successful in identifying, negotiating, closing, integrating and adding value with respect to any further acquisitions. Failure to either augment the revenue and profit of companies acquired or acquire new companies on an accretively valued basis would constitute a failure of our business plan and could mean that investors will fail to realize any return of their investment in Beacon.

Beacon will require additional financing.

        Beacon will require substantial additional capital to implement its long-term business plan and make further acquisitions. There can be no assurance that such financing will be available to Beacon or, if it is, that it will be available on terms and at a valuation that would be accretive to the interests of current stockholders. In this regard, failure by Beacon to secure additional financing on favorable terms could have severe adverse consequences relative to Beacon’s ability to grow Beacon substantially through the additional acquisitions it contemplates, which ultimately could mean that Beacon may not be viable.

Rapid technological change and obsolescence could affect Beacon’s business.

        Our business has long been known as one subject to rapid technology innovation, the result of which is the obsolescence of technologies superseded by such new innovation. Such developments could adversely affect the business and operations of Beacon in the future.

Beacon’s success depends upon agreements with third parties.

        Our proposed business plan contemplates working with third party vendors in multiple aspects of the business. The success of our plan assumes successful relationships with third party vendors for network access as well as hardware and software products and services which Beacon seeks to offer and sell. If Beacon is unable to attract competent corporate partners, or if such partners’ efforts are inadequate, Beacon’s business could be harmed.

Beacon does not manufacture the equipment that it relies upon.

        Beacon does not and will not have any of its own equipment or manufacturing capacity and must rely on agreements with third parties to supply all products used in Beacon’s business. An interruption in the supply of such equipment could harm the business of Beacon.

Beacon’s business is subject to inherent risks including those arising from customer acceptance, lost customers, market competition, customer liability and increasing expenses.

        Customer Acceptance. Beacon’s intended customers may be unfamiliar with the services and technologies offered by Beacon for any number of reasons and therefore hesitant to use Beacon’s products and services. As a result, the sales cycle involved in obtaining new customers could be slower and more expensive than initially budgeted. Beacon will need to educate customers as to the benefits of its products and services, which education is costly and time consuming. Thus, Beacon cannot accurately forecast the timing and recognition of revenue from marketing of its products and services to new customers. Delays in market acceptance of Beacon’s products and services could harm Beacon.

        Lost Customers. There is no guarantee that customers will continue to use the products and services of Beacon. The business is inherently very competitive on a price and service basis and there can be no assurance that Beacon, as a new entrant, will be successful with its business model in attracting and retaining customers.

        Competition. There are many companies operating in Beacon’s basic market niche that have longer operating histories and greater financial, technical, marketing, sales, or other resources when compared to Beacon. While Beacon intends to enter into relationships with third parties to offset these competitive factors, there is no guarantee that Beacon will respond more effectively than its competitors to new or emerging products or changes in customer requirements. Increased competition, either from individual firms or collaborative ventures may harm

Beacon’s ability to sell products and services on favorable terms, which in turn could lead to price cuts, reduced gross margins, or loss of market share. These factors could seriously harm Beacon’s business.

        Liability. Beacon’s business involves providing customers with mission-critical communications products and services on a 24/7 basis. Failure by Beacon to maintain delivery of these services could place Beacon at risk of litigation and judgments for consequential and punitive damages.

        Expenses. Beacon plans to grow the businesses it acquires, which will involve incurring increased costs. Beacon will, as a result of such expansion, incur significant expenses arising from multiple necessary activities including attending marketing trade shows and conferences, hiring full-time professional sales and marketing management, consultants, attorneys, and expanding day-to-day operations. There can be no assurance that the incurrence of these costs will have the desired result of increasing revenue to the degree needed to achieve and maintain profitability.

Beacon depends on its key employees.

        Beacon is highly dependent on certain officers and employees. The loss of any of their services or Beacon’s inability to attract and retain other qualified employees or consultants would have an adverse impact on Beacon’s business and its ability to achieve its objectives. Beacon currently intends to attempt to enter into employment and non-compete agreements with all key personnel. These agreements however will permit the employee to resign without cause at any time. There can be no assurance that Beacon will be able to retain existing employees or that it will be able to find, attract and retain other skilled personnel on acceptable terms.

Beacon has no patent protection for its products and services.

        None of Beacon’s products or services is proprietary to Beacon and, as a result, Beacon enjoys no patent protection. As a result, Beacon has a limited ability to protect what it does against infringement by others, including competitors who are larger and better capitalized than Beacon.

The U.S. and the international economic situation creates uncertainty for Beacon.

        The current indicators suggest that there is a slowdown in both the United States and most international economies. The economic situation may therefore have a material adverse effect on Beacon. Those adverse effects could cause Beacon to fail to meet, or face delays in meeting, its marketing and sales objectives. Any such failures or delays will create additional financial uncertainties and difficulties for Beacon.

Changes in regulations, the laws or court rulings could adversely affect Beacon.

        Our telecommunications and IT products and services are highly regulated and subject to governmental actions at myriad levels. Changes to laws affecting the telecommunications industry or the economic climate for telecommunications businesses could have a material adverse effect on Beacon’s ability to conduct business.

Beacon’s quarterly operating results may fluctuate significantly and will be difficult to predict.

        Our results of operations will fluctuate significantly from quarter to quarter as a result of a number of factors, including our product development timeline and the rate at which customers accept our products. Accordingly, our future operating results are likely to be subject to variability from quarter to quarter and could be adversely affected in any particular quarter. It is possible that our operating results will be below the expectations of investors. As indicated above, Beacon has incurred losses since its inception.

Past activities of Suncrest Global Energy Corp. and its affiliates may lead to future liability for New Beacon.

        Before the Share Exchange, Suncrest Global Energy Corp. engaged in businesses unrelated to that of Beacon’s new operations. Any liabilities relating to such prior business may have a material adverse effect on New Beacon.

Beacon’s inability to register the shares of Common Stock underlying the Preferred Stock and the Exchanged Investor Warrants issued in the Private Placement could cause us to incur financial penalties

        Beacon is required to use commercially reasonable efforts to register the shares of New Beacon Common Stock that will underlie the New Beacon Preferred Stock and the Exchanged Investor Warrants for public resale. If New Beacon fails to take specified actions by June 30, 2008, New Beacon may be required to pay a monthly penalty of 1% of the amount raised in the Private Placement to the The Placement Agent Investment Group until such failure is cured. These penalties could have an adverse effect on Beacon’s financial results, cash flows, and ability to fund operations.

Risks Relating to Ownership of New Beacon Common Stock

No Assurances of a Public Market; Restrictions on Resale.

        Although New Beacon Common Stock is eligible for quotation on the NASD Bulletin Board, there is not and has never been a trading market for the New Beacon Common Stock. There can be no assurances that any trading market will ever develop in the New Beacon Common Stock at any time in the future. Investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time.

Significant number of outstanding convertible notes, options and warrants could interfere with Beacon’s ability to raise capital.

        Upon the consummation of the Share Exchange, New Beacon will have promissory notes convertible into an aggregate of 1,166,666 shares of New Beacon Common Stock and outstanding options and warrants to purchase, in the aggregate, 4,066,414 shares of New Beacon Common Stock at exercise prices of $1.00 per share. To the extent that outstanding options or warrants are exercised, dilution to the percentage ownership of Beacon’s shareholders will occur. In addition, the terms on which Beacon will be able to obtain additional equity capital may be adversely affected if the holders of outstanding options and warrants exercise them at a time when Beacon is able to obtain additional capital on terms more favorable to Beacon than those provided in the outstanding options and warrants.

Beacon’s investors have the right to have their shares registered for resale, which could depress the market price of New Beacon common stock.

        Beacon is required to use commercially reasonable efforts to register the shares of New Beacon Common Stock that will underlie the New Beacon Preferred Stock and the Warrants for public resale. Sales of substantial amounts of New Beacon Common Stock in the public market, or the perception that these sales may occur, could adversely affect the prevailing market price of New Beacon Common Stock, and its ability to raise capital through a public offering of its equity securities.

The price of New Beacon Common Stock may fluctuate significantly.

        Stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. Beacon expects its stock price to be similarly volatile. These broad market fluctuations may continue and could harm Beacon’s stock price. Any negative change in the public’s perception of the prospects of Beacon or companies in Beacon’s industry could also depress Beacon’s stock price, regardless of Beacon’s actual results. Factors affecting the trading price of Beacon’s common stock may include:

»	variations in operating results;

»	announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by Beacon or by competitors;

»	recruitment or departure of key personnel;

»	litigation, legislation, regulation or technological developments that adversely affect Beacon’s business; and

»	market conditions in Beacon’s industry, the industries of their customers and the economy as a whole.

        Further, the stock market in general, and securities of microcap companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of the New Beacon Common Stock, which could cause a decline in the value of New Beacon Common Stock. You should also be aware that price volatility might be worse if the trading volume of the New Beacon Common Stock is low.

        Although Suncrest Common Stock is currently quoted on the Over-The-Counter Bulletin Board (“OTC.BB”), trading may be extremely sporadic. There can be no assurance that a more active market for New Beacon common stock will develop.

The SEC may limit the number of shares of New Beacon Common Stock that may be registered for resale at any one time.

        The Federal securities laws distinguish between a primary offering made by an issuer and a secondary offering made by an issuer on behalf of a selling shareholder. Recently, the SEC has made public statements indicating the SEC’s Division of Corporation Finance will question the ability of issuers to register shares for resale in a secondary offering where the number of shares offered exceed an estimated one-third of the total number of shares held by non-affiliates prior to the underlying private transaction. Although this position is not written or settled law, it is possible the SEC staff will view any resale offering by investors as an offering by Beacon and deem it a primary offering if the number of shares Beacon seeks to register exceeds the estimated one-third threshold. Even if the number of shares Beacon seeks to register is below the estimated one-third threshold, the SEC staff may still take the position that the offering is a primary offering rather than a secondary offering. In that event, Beacon may seek to register only a portion of its Common Stock at any one time and will only be able to register additional Common Stock after the passage of time and the sale of substantially all of the Registrable Securities subject to the previous registration statement.

New Beacon Common Stock may be subject to Penny Stock Rules, which could affect trading.

        Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00, subject to exceptions. The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If the New Beacon Common Stock becomes subject to the penny stock rules, holders of New Beacon Common Stock or other Beacon securities may find it more difficult to sell their securities.

We cannot assure you what the market price of New Beacon Common Stock will be.

        Before the Share Exchange there was no public trading market for New Beacon Common Stock. We cannot predict the prices at which New Beacon Common Stock will trade. The price per share implied in the Share Exchange transaction was determined through negotiations with Suncrest Global Energy Corp. and The Placement Agent and it may not bear any relationship to the market price at which New Beacon Common Stock will trade after the Share

Exchange or to any other established criteria of its value. It is possible that in some future period New Beacon’s operating results may be below the expectations of public market analysts and investors and, as a result of these and other factors, the price of New Beacon Common Stock may fall.

New Beacon’s operation as a public company subjects it to extensive corporate governance and disclosure regulations that will result in additional operating expenses.

        As a public company, New Beacon will incur significant legal, accounting and other expenses. New Beacon will incur costs associated with its public company reporting requirement and certain requirements under the Sarbanes-Oxley Act of 2002. Like many smaller public companies, New Beacon faces a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. New Beacon is currently preparing for compliance with Section 404; however, there can be no assurance that it will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm New Beacon’s operating results, cause it to fail to meet reporting obligations or result in management being required to give a qualified assessment of its internal control over financial reporting or its independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in New Beacon’s reported financial information, which could have a material adverse effect on its stock price.

        We also expect these rules and regulations may make it more difficult and more expensive for New Beacon to obtain director and officer liability insurance and New Beacon may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for New Beacon to attract and retain qualified individuals to serve on its Board of Directors or as executive officers. We cannot predict or estimate the amount of additional costs that we may incur or the timing of such costs.

If New Beacon fails to maintain the adequacy of our internal control, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

        Because Beacon operated as a private company without public reporting obligations before the Share Exchange, Beacon had limited personnel and resources to apply to the development of the external reporting and compliance obligations that would be required of a public company. Beacon has taken and will continue to take measures to address and improve its financial reporting and compliance capabilities and it is in the process of instituting changes to satisfy its obligations in connection with joining a public company, when and as such requirements become applicable to it. Prior to taking these measures, Beacon did not believe it had the resources and capabilities to do so. Beacon plans to obtain additional financial and accounting resources to support and enhance its ability to meet the requirements of being a public company. Beacon will need to continue to improve its financial and managerial controls, reporting systems and procedures, and documentation thereof. If Beacon’s financial and managerial controls, reporting systems or procedures fail, it may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of Beacon’s internal controls or its ability to provide accurate financial statements could cause the trading price of New Beacon common stock to decrease substantially.

PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Beacon for the fiscal year ended September 30, 2007 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this Management’s Discussion and Analysis or Plan of Operations to “us,” “we,” “our,” and similar terms refers to Beacon. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,””may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

All references to Beacon Enterprise Solutions Group, Inc., the “Company,” “Beacon,” “we,” “us,” or “our,” refer to the consolidated businesses. Beacon was recently formed with the long-term strategic goal of acquiring and consolidating regional telecommunications businesses and service platforms into an integrated, one-stop-shop, national provider of voice, data and VOIP communications services to the MBE Market.

We believe that the MBE Market is currently impaired by the complexity and array of alternative voice and data telecommunications services and technologies that are currently available:

•	Which bandwidth solution is optimal: DSL, cable, wireless?
•	Which hardware solution is optimal: the choice is endless?
•	Which software solution is optimal: the choice is endless?
•	How should the system be integrated?
•	What is the best way to maintain the system?
•	Is this an affordable system to own, operate and maintain?

Our business strategy is to acquire companies that will allow us to serve the MBE Market customer on an integrated, turn-key basis from system design, procurement and installation through all aspects of providing network service and designing and hosting network applications.

The Beacon Business Premise

For all intents and purposes, the “Tech Wreck” of 2000-2002 did not result in the abatement of change, evolution and invention in the telecommunications arena. To the contrary, today, just a few years following the Tech Wreck, we believe that the MBE Market is faced with an even more imposing array of choices relative to satisfying its needs for a 24/7 communications solution that is reliable, functional and affordable.

We believe this problem is made more complex by the fact that entities involved in the MBE Market cannot typically afford an in-house IT staff that is well versed in evaluating and choosing among the wide array of network systems, software and service provider options that are available today. As such, we believe the decision-making executives for a vast number of MBE Market companies faced with this problem are forced to turn to a highly fragmented array of vendors, each typically providing only a portion of the solution.

It is in this business context that we believe we have an opportunity to build through acquisitions a provider to the MBE Market customer with a one-stop-shop, “converged” voice and data service platform that is convenient, technically proficient and affordable for the customer.

By managing organic growth and a multi-phased acquisition program, we believe that we can create an integrated telecommunications company able to provide the MBE Market customers it intends to serve with quality service on an affordable basis. Operating in this way, we believe that we can access, manage and deliver complete communications solutions utilizing service and technology providers to the MBE Market customer. We intend to create these solutions via acquisitions of companies providing network service/bandwidth capabilities, phone system hardware solutions, data network server, storage and security solutions, and Internet-based hosted applications software.

Acquisition Strategy

On December 20, 2007, we executed our Phase I acquisition strategy when we simultaneously acquired four companies that serve more than 4,000 MBE Market customers doing business predominately in Ohio, Kentucky and Indiana. ADSnetcurve provides information technology services, CETCON provides network design and engineering services, and BHS and Strategic Communications provide voice and data telecommunications services in the Indiana, Kentucky and Ohio regions.

Our operating plan over the next 12 months includes combining the operations of the four companies into a single integrated organization and developing the internal infrastructure to scale the business. We believe we have sufficient capital to satisfy our cash requirements for the next 12 months including investment in an integrated enterprise resource planning system to facilitate the future growth plans of the business and satisfy regulatory requirements. By integrating the remaining existing information technology infrastructure and fixed assets of the constituent businesses, we believe we will be able to avoid significant additional capital expenditures during the next 12 months. We do not anticipate our existing headcount will change dramatically although responsibilities will change in order to facilitate execution of our operating plan.

Consistent with our operating plan, we will continue to pursue our phase II acquisition strategy, financed by additional debt or equity financings, by exploring acquisition targets to build around our three state operating hub to grow Beacon into a large regional telecommunications provider with a strong Southeast/Midwest concentration and focus.

2007 Bridge Facility

In July 2007, Beacon entered into the First Bridge Facility, completing the sale of $500 thousand aggregate principal amount of its 8% Convertible Promissory Notes to Sherman Henderson and Robert Clarkson, two founding directors of Beacon, through their wholly-owned limited liability companies. On November 15, 2007, Beacon entered into the Second Bridge Facility, in the aggregate amount of $200 thousand, with John D. Rhodes and another investor. The promissory notes issued in the 2007 Bridge Facility are collectively the “Bridge Notes.”

Due to the successful completion of the Private Placement and the Phase I Acquisitions, the Bridge Notes were exchanged for the Exchanged Bridge Notes, which will mature on December 20, 2009, the date two years from the closing of the acquisitions; provided, however, each holder of a Exchanged Bridge Note (i) may convert his Exchanged Bridge Notes into shares of New Beacon Common Stock at a conversion rate of one (1) share of New Beacon common stock for each $.60 of principal so converted, and (ii) received Exchanged Bridge Warrants, which are five (5) year warrants to purchase shares of New Beacon common stock at an exercise price equal to $1.00. Of these Exchanged Bridge Warrants, the rights to purchase 875,000 shares of New Beacon Common Stock were immediately vested and exercisable, and the remaining warrants to purchase an aggregate of 336,000 will vest monthly for each month that the principal under the Exchanged Bridge Notes remains outstanding until December 20, 2009, the second anniversary of the Private Placement.

We used the proceeds from the Bridge Notes to pay the costs associated with the execution of our plans to date.

See the discussion of “2007 Bridge Facility” elsewhere in this Item 2.01, for further details.

Private Placement

We executed the Private Placement to facilitate the Phase I Acquisitions. The following table summarizes the net proceeds from the Private Placement:

Gross Offering Proceeds	$ 2,433,900
Share Exchange Cash Consideration	(305,000)

Net Proceeds	$ 2,128,900

The net proceeds received were used as follows:

Phase I Acquisition Consideration	$1,650,500
General Working Capital Purposes	478,400

Net Proceeds	$2,128,900

Summary of Share Exchange

See “Share Exchange” elsewhere in this Item 2.01 for a summary of the Share Exchange.

For the Period from June 6, 2007 (the date of inception) to September 30, 2007

From the inception of the business on June 6, 2007 to September 30, 2007, the sole activities of Beacon were to execute our Phase I Acquisitions, our Private Placement and execute the Share Exchange. Through September 30, 2007, we generated no revenues and relied on the 2007 Bridge Facility to support our cash requirements.

During the period, we incurred compensation related expenses of approximately $79 thousand and other administrative expenses of approximately $52 thousand. Interest expense of approximately $2 thousand was incurred in connection with the 2007 Bridge Facility.

Based on our limited operating experience and lack of revenue to offset our expenses, we do not currently have evidence to support the use of our losses to offset any future income. We therefore have not recorded income tax expense nor the associated deferred tax asset related thereto.

Liquidity

For the period from June 6, 2007 to September 30, 2007, we used cash in operations of approximately $106 thousand primarily the result of approximately $133 thousand of cash used related to our net loss and approximately $22 thousand increase in cash used to fund certain expenses partially offset by approximately $45 thousand of cash provided by an increase in accounts payable.

Cash used in investing activities in the amount of approximately $111 thousand related to prepaid acquisition costs.

Cash provided by financing activities of approximately $278 thousand was primarily the result of a drawdown of $278 thousand on our 2007 Bridge Facility and the receipt of subscriptions for Beacon Common Shares.

Off Balance Sheet Arrangements

At September 30, 2007, we were a party to an operating lease for office space for which we have committed to pay approximately $7 thousand for the year ended September 30, 2008.

Critical Accounting Estimates and Judgments

        Beacon’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of Beacon’s financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base Beacon’s estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

        Due to the limited activity of the development stage company prior to the Phase I Acquisitions and Share Exchange, there have been no significant estimates and judgments required to date. However, due to the nature of our business, subsequent to the Phase I Acquisitions and Share Exchange, the following significant accounting policies are believed to be the most critical to fully understanding and evaluating the future results and financial position of our business including revenue recognition, inventory valuations for slow moving items, accounting for business combinations, amortization of definite lived intangible assets, impairment of goodwill, and the recovery of deferred income tax assets.

        We recognize sales and associated cost of sales when delivery has occurred and collectability is probable. We will use the allowance for doubtful accounts method of valuing doubtful accounts receivable which is based on historical experience, coupled with a review of the current status of existing receivables.

        We will determine Beacon’s inventory value at the lower of cost (first-in, first-out method) or market value. In the case of slow moving items, we may write down or calculate a reserve to reflect a reduced marketability for the item. The actual percentage reserved will depend on the total quantity on hand, its sales history, and expected near term sales prospects. When we discontinue sales of a product, we will write down the value of inventory to an amount equal to its estimated net realizable value less all applicable disposition costs.

        We will account for the Phase I Acquisitions and Share Exchange in accordance with Statement of Financial Accounting Standards No. 141(R) “Business Combinations,” (SFAS 141R) under the purchase method of accounting whereby a preliminary valuation of the assets and liabilities of the acquisitions will be recorded in the December 31, 2007 financial statements based on an allocation of the purchase price. Such valuations will be adjusted based on final valuations with the final adjustments also affecting the carrying value of goodwill.

        Beacon’s intangible assets will consist principally of customer lists, non-compete agreements and goodwill. We will amortize definite lived intangible assets over their estimated period of benefit, ranging from one to fifteen years upon being placed in full production. In accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” (SFAS 142), we do not amortize goodwill and certain intangible assets with indefinite useful lives. Instead, SFAS 142 requires that we review goodwill and intangible assets deemed to have indefinite useful lives for impairment on at least an annual basis. We perform our annual impairment review during the fourth quarter of each year or whenever events or changes in circumstances indicate that such assets might be impaired.

        As part of the process of preparing Beacon’s consolidated financial statements, we must estimate Beacon’s actual current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We must assess the likelihood that the deferred tax assets will be recovered from future taxable income on a more likely than not basis and, to the extent we believe that recovery is not likely, a valuation allowance must be established. To the extent we establish a valuation allowance or increase or decrease this allowance in a period, the impact will be included in the tax provision in the statement of operations.

MANAGEMENT

        Upon the consummation of the Share Exchange with respect to the Beacon Common Shares on December 20, 2007, April L. Marino resigned as a director and Bruce Widener was appointed as a director. After the consummation of the Share Exchange with respect to the Beacon Preferred Shares, John Peters will resign as a director, the size of the Board of Directors will be increased to four, and three additional directors (Robert H. Clarkson, J. Sherman Henderson and John D. Rhodes, III) will be appointed to the board of directors by a resolution by the existing members of the Board of Directors.

        Effective upon the consummation of the Share Exchange with respect to the Beacon Common Shares on December 20, 2007, Mr. Peters resigned his position as President and Ms. Marino resigned as Secretary/Treasurer. Immediately following the resignation of Mr. Peters, Mr. Widener was appointed Chairman and Chief Executive Officer, Mr. Richard C. Mills as President, Robert Mohr as Chief Accounting Officer and Kenneth E. Kerr as Chief Operating Officer.

Directors and Executive Officers

Our executive officers and directors and their respective ages, positions, term of office and biographical information are set forth below. Our bylaws require two directors to serve for a term of one year or until they are replaced by a qualified director. Our executive officers are chosen by our board of directors and serve at its discretion. There are no existing family relationships between or among any of our executive officers or directors.

Name	Age	Position Held	Director/Officer Since
John W. Peters	55	Director	June 9, 2003

Bruce Widener	46	Director, Chairman of the Board and Chief Executive Officer	December 20, 2007

Richard C. Mills	52	President	December 20, 2007

Robert Mohr	42	Chief Accounting Officer	December 20, 2007

Kenneth Kerr	44	Chief Operating Officer	December 20, 2007

John W. Peters, Director. Mr. Peters has been involved with Coyote Oil since its inception in 1996 and has served as President of that company since June 15, 2001. Since July 1999 Mr. Peters has been the manager of Development Specialties, Inc. a property development and management company. He is a director of Bingham Canyon Corporation, Cancer Capital Corp. and Skinovation Pharmaceutical Incorporated, reporting companies. Mr. Peters studied business administration at Long Beach Community College and California Polytechnic State University in San Luis Obispo, California.

Bruce Widener, Chief Executive Officer, Director and Chairman. Mr. Widener possesses over 19 years of industry experience. Prior to developing and forming Beacon, Mr. Widener served as Chief Operating Officer of US Wireless Online, a provider of wireless internet access and related applications during 2006. From 2004 to 2006 Mr. Widener served as Senior Vice President of Corporate Development of UniDial Communications / Lightyear Network Solutions. Mr. Widener was an independent contractor with PTEK in 2002 and became Senior Vice President of Indirect Channel Sales in 2003 through 2004.

Rick Mills, President. Mr. Mills possesses over 26 years of industry experience. Mr. Mills served as President of Strategic Communications, LLC since 2005 until its acquisition by Beacon. Mr. Mills served as Managing Partner of RFK Communications, LLC from 2003 through 2004. Mr. Mills was the Chief Executive Officer of Sarcom, Inc. from 2000 through 2002.

Robert Mohr, Chief Accounting Officer and Senior Vice President of Finance. Mr. Mohr most recently served as Director of Financial Reporting of Triple Crown Media, Inc. (NASDAQ: TCMI), in charge of SEC compliance, financial reporting and analysis from 2006 to November 2007 when he joined Beacon. Mr. Mohr was Chief Financial Officer of Culinary Standards Corp., a food manufacturer, from 2002 through 2005.

Kenneth E. Kerr, RCDD, Chief Operating Officer. Mr. Kerr has over 25 years of industry experience. Mr. Kerr co-founded and has served as President of CETCON since 1996. Mr. Kerr is a BICSI certified RCDD and holds a BSEE from The Ohio State University.

Directors of Beacon Enterprise Solutions Group, Inc.

        Set forth below is information regarding the current directors of Beacon Enterprise Solutions Group, Inc. Currently it is expected that these persons will be appointed to the Board of Directors of New Beacon after the resignation of Mr. Peters becomes effective.

Name	Age	Title
Bruce Widener	46	Chief Executive Officer and Chairman of the Board
Robert H. Clarkson	66	Director
J. Sherman Henderson III	65	Director
John D. Rhodes III	53	Director

J. Sherman “Sherm” Henderson III, Director. Mr. Henderson has more than 35 years of business experience, including company ownership, sales, marketing and management. He has served as president and CEO of Lightyear Network Solutions, LLC since its inception in 2003. Lightyear Network Solutions, LLC is the successor to Lightyear Communications, Inc. following its reorganization in April 2004 under Chapter 11 of the U.S. Bankruptcy Code. Mr. Henderson served as President and CEO of Lightyear Communications, Inc. since its formation in 1993. In 2004, he was voted chairman of COMPTEL, the leading communications trade association, made up of more than 300 member companies. Mr. Henderson is a graduate of Florida State University, with a B.A. degree in Business Administration.

Robert H. “Bobby” Clarkson, Director. Mr. Clarkson established Robert H. Clarkson Insurance Agency, LLC and Robert H. Clarkson Financial Services Inc. in 1964. Since that time, the agency has continued to grow and is licensed to conduct business in all 50 states. Working with clients such as the Independent Pilot’s Association and McDonald’s, the agency serves national and international corporations.

John D. Rhodes, III, M.D., Director. Dr. Rhodes practiced as a physician and has been Board Certified in Internal Medicine and Cardiovascular Diseases serving as Chief Fellow in Cardiology at the University of Louisville School of Medicine from 1984-1985 and was elected a Fellow of the American College of Cardiology. Dr. Rhodes retired from his private practice in 2005. In his retirement, Dr. Rhodes has been an active investor in the telecom, restaurant and real estate industries. Dr. Rhodes was a founding investor in Texas Roadhouse and served as a member of its advisory board until its initial public offering in 2004.

Board Committees

        As of this date, the Board of Directors has not appointed an audit committee, compensation committee or nominating/corporate governance committee. We are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The functions ordinarily handled by these committees are currently handled by our entire board of directors. Our Board of Directors intends however to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business. We anticipate creating audit, compensation and nominating/corporate governance committees after the consummation of the Share Exchange.

No Code of Ethics

        A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

        Suncrest Global Energy Corp. had not adopted a code of ethics that applies to the Chief Executive Officer because it had no meaningful operations prior to the closing of the Share Exchange. However, New Beacon plans to adopt a code of ethics after the consummation of the Share Exchange with respect to the Beacon Preferred Shares.

Conflicts of Interest

        Certain conflicts of interest may exist from time to time between us and certain officers and directors due to the fact that some of them may have other business interests to which they devote their attention. Some of our officers and directors may continue to do so notwithstanding the fact that management time should be devoted to our business. Suncrest Global Energy Corp. has not established policies or procedures for the resolution of current or potential conflicts of interest between us, our officers and directors or affiliated entities. There can be no assurance that our management will resolve all conflicts of interest in our favor, and conflicts of interest may arise that can be resolved only through the exercise by management of their best judgment as may be consistent with their fiduciary duties.

Board Meetings and Committees

        Suncrest’s Board of Directors held six meetings during the fiscal year ended September 30, 2007.

        Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, although no such compensation package has yet been adopted. No such payment shall preclude any director from serving Beacon in any other capacity and receiving compensation therefore except as otherwise provided under applicable law. No compensation was paid to the directors of Beacon during the past five years.

        The Board of Directors may designate from among its members one or more committees. No such committees are currently appointed or in place. Beacon does not currently have an audit committee, compensation committee or nominating/corporate governance committee, but it intends to appoint such committees after the consummation of the Share Exchange.

        The Board of Directors neither has a nominating committee for persons to be proposed as directors for election to the Board of Directors nor a formal method to receive the names of nominees from stockholders. There are no restrictions on stockholder nominations under the articles of incorporation or by-laws. The only restrictions are those applicable generally under Nevada law and the federal proxy rules. Currently, the entire Board of Directors decides on nominees, on the recommendation of one or more members of the Board of Directors. None of the members of the Board of Directors are “independent.” The Board of Directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the Board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent prior to being considered for nomination. Although there are no formal criteria for nominees, our Board of Directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and the information technology industry.

        The Board of Directors has not adopted a formal methodology for communications from stockholders but plans to adopt such methodology after the closing of the Share Exchange.

        We do not have a policy regarding the attendance of board members at the annual meeting of stockholders, but we plan to adopt a policy after the closing of the Share Exchange.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Summary Compensation

Executive Officer Compensation

John W. Peters, who served as principal executive officer until December 20, 2007 did not receive any cash or non-cash compensation during the past fiscal year, nor did he have any outstanding equity awards at year end. The current executive officers have entered into employment agreements with Beacon Enterprise Solutions Group, Inc., our wholly-owned subsidiary, the terms of which are outlined below. Except as otherwise set forth in those employment agreements, the compensation of our executive officers will be determined at the discretion of the Board of Directors of New Beacon.

Retirement or Change of Control Arrangements

Other than the 401(k) plan described below, we do not offer retirement benefit plans to our executive officers, although we may do so in the future. Other than the severance provisions of the employment agreements with executive officers set forth described below, we have not entered into any contract, agreement, plan or arrangement, written or unwritten, that provides for payments to a named executive officer at or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of Suncrest or a change in the named executive officer’s responsibilities following a change in control.

Compensation of Directors

We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

Employment Agreements

        Beacon has entered into employment agreement with each of Bruce Widener, Richard C. Mills, Robert Mohr and Kenneth E. Kerr, each effective as of December 20, 2007. Each executive officer has agreed not to compete with us within the United States during the term of his employment and for a period of one year following his termination of employment, nor to solicit our employees for a period of two years following the termination of his employment.

        Pursuant to the terms of Mr. Widener’s Employment Agreement, Mr. Widener will serve as the Chief Executive Officer and will be entitled to receive, among other things: (1) an annual base salary of $180,000, and (2) such annual performance bonuses as may be approved by the Compensation Committee of the Board of Directors.

        Pursuant to the terms of Mr. Mills’s Employment Agreement, Mr. Mills will serve as the President and will be entitled to receive, among other things: (1) an annual base salary of $150,000, and (2) such annual performance bonuses as may be approved by the Compensation Committee of the Board of Directors.

        Pursuant to the terms of Mr. Mohr’s Employment Agreement, Mr. Mohr will serve as the Chief Accounting Officer and will be entitled to receive, among other things: (1) an annual base salary of $150,000, and (2) such annual performance bonuses as may be approved by the Compensation Committee of the Board of Directors.

        Pursuant to the terms of Mr. Kerr’s Employment Agreement, Mr. Kerr will serve as the Chief Operating Officer and will be entitled to receive, among other things: (1) an annual base salary of $150,000, and (2) such annual performance bonuses as may be approved by the Compensation Committee of the Board of Directors.

        If any of Mr. Widener, Mr. Mills, Mr. Mohr or Mr. Kerr is terminated for reasons other than for “cause,”then he will be entitled severance equal to the greater of (i) three months’ salary, or (ii) the amount of salary to be paid from the date of termination until December 20, 2008.

401(k) Plan

        We will have a 401(k) Savings Plan qualified under Section 401(k) of the Internal Revenue Code, as amended, which will be available to all our employees who are at least 21 years of age. The terms and conditions of the plan are currently in the planning stages and have not been finalized.

        Named executive officers will be eligible to participate in the plan, once established.

Other Compensation

        We provide our named executive officers with medical, dental and vision insurance coverage that are consistent with those provided to our other employees.

Beacon Enterprise Solutions Group, Inc.

        The following Summary Compensation Table indicates the cash and non-cash compensation earned during the fiscal year ended September 30, 2007 from Beacon Enterprise Solutions Group, Inc. or any of the Phase I Acquisitions by Bruce Widener, Chief Executive Officer, Robert Mohr, Chief Accounting Officer, Richard C. Mills, President, and Kenneth Kerr, Chief Operating Officer.

        The following table sets forth a summary of the compensation of our Chairman and Chief Executive Officer and the other named executive officers for the nine months ended September 30, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)

(A)	(B)	(C)		(D)	(E)	(F)	(G)	(H)	(I)		(J)

Bruce Widener	2007	33,750	(1)						2,580	(2)	36,330
Chariman of the
Board of Directors and
Chief Executive Officer

Richard C. Mills	2007	90,000	(3)								90,000
President

Robert Mohr	2007		(4)
Chief Accounting Officer
and Senior Vice
President

Kenneth Kerr	2007	90,000	(5)						41,525	(6)	131,525
Chief Operating
Officer
(1)	Amount agreed upon with Founders.
(2)	Amount paid for medical, dental and vision insurance.
(3)	Amount paid by Strategic Communications, Inc. to Kathy Mills, Mr. Mills spouse on behalf of Mr. Mills.
(4)	Mr. Mohr was not employed by the company prior to September 30, 2007.
(5)	Amounts paid by CETCON, Inc.
(6)	Amounts paid by CETCON, Inc. include $32,341 personal use of company auto and $9,184 of medical payments.

OUTSTANDING EQUITY AWARDS

        Suncrest Global Energy Corp. did not make any equity awards during the fiscal year ended September 30, 2007. Beacon Enterprise Solutions Group, Inc., prior to the Share Exchange, issued 782,250 Beacon Common Shares to Richard C. Mills, subject to vesting over a period of three years, which vesting shall commence on January 1, 2008 and shall continue so long as Mr. Mills remains an employee of Beacon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding beneficial ownership of the registrant as of December 20, 2007, after giving effect to the consummation of the Share Exchange with respect to the shares of Suncrest Common Stock by the following groups: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Immediately prior to the Share Exchange, none of our directors and executive officers was the beneficial owner of any capital stock of Suncrest.

        The table with respect to the Suncrest Common Stock is computed on the basis of the amount of outstanding shares of Suncrest Common Stock as of the date hereof, plus any securities that are convertible into or exercisable for Suncrest Common Stock within 60 days of the date hereof pursuant to options, warrants, conversion privileges or other rights. The Share Exchange has not yet been consummated with respect to the Beacon Preferred Shares and Suncrest Preferred Stock. To more accurately reflect the percentages of beneficial ownership, however, the 3,245,200 outstanding Beacon Preferred Shares are treated as if they had been converted into Beacon Common

Shares and exchanged for Suncrest Common Stock at the consummation of the Share Exchange with respect to the Beacon Common Shares and the Suncrest Common Stock.

        Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The address of each of the stockholders named in this table is the same as that of Beacon.

Name of Beneficial Owner	Class	Shares of New Beacon held immediately after the Share Exchange	Percent Ownership (%)

Bruce Widener	Common	2,580,000	13.7%
Sherman Henderson (1)	Common	1,759,167	9.4%
Robert Clarkson (2)	Common	979,166	5.3%
John D. Rhodes, III (3)	Common	591,666	3.2%
Richard C. Mills (4)	Common	1,577,250	9.9%
Kenneth E. Kerr (5)	Common	471,429	2.4%
Robert Mohr	Common	-0-	0%
CETCON, Incorporated	Common	900,000	4.8%
Directors and Named Executive	Common	7,958,678	43.9%
Officers (as a group)

(1) Includes 30,000 shares held by LANJK, LLC (a limited liability company wholly owned by Mr. Henderson) as well as the 416,666 shares into which the Exchanged Bridge Note held by SHEND LLC (a limited liability company wholly owned by Mr. Henderson) is convertible, and the 322,500 shares for which Exchanged Bridge Warrants held by SHEND LLC are exercisable within 60 days of the date hereof.

(2) Includes the 416,666 shares into which the Exchanged Bridge Note held by ROBT LLC (a limited liability company wholly owned by Mr. Clarkson) is convertible, and the 322,500 shares for which the Exchanged Bridge Warrants held by ROBT LLC are exercisable within 60 days of the date hereof.

(3) Includes the 166,666 shares into which the Exchange Bridge Note held by Dr. Rhodes is convertible, and the 129,000 shares for which the Exchanged Bridge Warrants held by Dr. Rhodes are exercisable within 60 days of the date hereof.

(4) 782,250 of the shares of New Beacon Common Stock are subject to a three-year vesting provision, where such shares will vest in three equal installments on December 20, 2008, 2009 and 2010. In addition, Mr. Mills and his wife are the beneficial owners of 795,000 shares of New Beacon Common Stock, of which 200,000 have been placed in escrow under the terms of the asset purchase agreement between Beacon and Strategic.

(5) Mr. Kerr, as the 50% stockholder of CETCON, is the beneficial owner of 450,000 shares of New Beacon Common Stock, of which 225,000 have been placed in escrow under the terms of the asset purchase agreement between Beacon and CETCON.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SUNCREST GLOBAL ENERGY CORP.

        There were no related party transactions, as defined by Item 404 of Regulation S-B, between Suncrest Global Energy Corp. and any of its officers, directors or holders of 5% or more of Suncrest Global Energy Corp. capital stock.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

        Bridge Financing

        John D. Rhodes, III and affiliated entities of Sherman Henderson and Robert Clarkson, all of whom are directors and/or 5% shareholders of Beacon, hold Exchanged Bridge Notes in the aggregate principal amount of $600,000.

        Consulting Agreement

        Beacon has a consulting arrangement with Mr. Rick Hughes, who is an immediate family member of the principal of Brook Street Enterprises, LLC, a stockholder of Beacon, for the provision of consulting services. Under this arrangement, Beacon is paying Mr. Hughes a monthly fee of $12,500.

DESCRIPTION OF SECURITIES

        Suncrest Global Energy Corp. is currently authorized under its Articles of Incorporation to issue 70,000,000 shares of Suncrest Global Energy Corp. common stock, par value $0.001 per share, and 5,000,000 shares of Suncrest Global Energy Corp. preferred stock (“Existing Suncrest Preferred Stock”), par value $0.01 per share.

        As of immediately prior to the Share Exchange, there were 1,273,121 shares of Suncrest Common Stock issued and outstanding and no shares of Suncrest Preferred Stock issued and outstanding.

        At the consummation of the Share Exchange with respect to the Beacon Common Shares, 9,194,900 shares of Suncrest Common Stock were issued in exchange for 9,194,900 Beacon Common Shares, which constituted all of the outstanding Beacon Common Shares. In addition, warrants to purchase 4,066,414 Beacon Common Shares were exchanged for warrants to purchase 4,066,414 shares of Suncrest Common Stock, and promissory notes convertible into 1,166,664 Beacon Common Shares were exchanged for promissory notes convertible into 1,166,664 shares of Suncrest Common Stock.

        The Articles of Incorporation will be amended to retire all existing shares of Existing Suncrest Preferred Stock and to authorize a new series of preferred stock, which will have the rights, privileges and preferences described in “Preferred Stock,” below. This preferred stock is referred to as “Suncrest Preferred Stock” throughout this Form 8-K.

        After the consummation of the Share Exchange with respect to Beacon Preferred Shares, there will be up to 4,000 shares of Suncrest Preferred Stock issued and outstanding, which are convertible into a total of up to 5,333,333 shares of Suncrest Common Stock. A total of 4,000 shares of Suncrest Preferred Stock will be issued in exchange for 4,000 Beacon Preferred Shares, which will constitute all of the outstanding Beacon Preferred Shares. As of December 20, 2007, there are 2,433.9 Beacon Preferred Shares issued and outstanding, which are convertible into 3,245,200 Beacon Common Shares. The 2,433.9 Beacon Preferred Shares now issued and outstanding will be exchanged for 2,433.9 shares of Suncrest Preferred Stock.

        The following descriptions of Suncrest Global Energy Corp. capital stock are only summaries and do not purport to be complete and are subject to and qualified by the Articles of Incorporation, as amended and restated, its Bylaws, and by the provisions of applicable corporate laws of the State of Nevada. The descriptions of the Suncrest Global Energy Corp. common stock and Suncrest Global Energy Corp. preferred stock, as well as the Suncrest

Global Energy Corp. Warrants, reflect changes to our capital structure that occurred immediately prior to or upon the closing of the Share Exchange and the Private Placement:

        Common Stock

        Holders of Suncrest Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Suncrest Global Energy Corp. may pay dividends at such time and to the extent declared by the Board of Directors in accordance with Nevada corporate law. Suncrest Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Suncrest Common Stock are fully paid and non-assessable. To the extent that additional shares of Suncrest Common Stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

        Existing Suncrest Preferred Stock

        Each share of preferred stock shall have the preference to exchange for ten (10) shares of Suncrest Common Stock and is entitled to ten (10) votes per share of Existing Suncrest Preferred Stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or may issue shares of Existing Suncrest Preferred Stock for such consideration as they may determine, from time to time, and the holder of such shares shall not be liable for any further payment thereof.

        New Beacon intends to eliminate all authorized Existing Suncrest Preferred Stock upon the amendment of the Articles of Incorporation.

        New Beacon Preferred Stock

        After the amendment of the Articles of Incorporation to authorize 4,500 shares of New Beacon Preferred Stock, each share of the New Beacon Preferred Stock will have the following rights, preferences and privileges, including: (i) a stated value per share of $1,000 (the “Stated Value”); (ii) dividends of 10% on the Stated Value payable in cash annually or as a stock dividend in additional shares of New Beacon Preferred Stock; (iii) optional conversion into 1,333.33 shares of New Beacon Common Stock and mandatory conversion upon the occurrence of conditions relating to a secondary public offering or trading volume; (iv) antidilution provisions, including full ratchet antidilution protection for certain unauthorized offerings; (v) a liquidation preference equal to the sum of 125% of the Stated Value and all accrued but unpaid dividends; (vi) upon a change of control transaction, a premium equal to the liquidation preference in addition to the amounts payable on the common shares into which the shares of New Beacon Preferred Stock are convertible; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional preferred stock and the issuance of debt.

        Warrants

        On December 20, 2007, the Bridge Warrants to purchase 1,111,000 Beacon Common Shares issued in connection with the 2007 Bridge Facility were exchanged for the Exchanged Bridge Warrants to purchase 1,111,000 shares of New Beacon Common Stock. Of the Exchanged Bridge Warrants, the rights to purchase 875,000 Beacon Common Shares were immediately vested and exercisable. The remaining 336,000 warrants will collectively vest at a rate of 14,000 shares per month for each month that the principal under the Exchanged Bridge Notes remains outstanding until the maturity date of December 20, 2009, the second anniversary of the Private Placement. Upon full conversion of the Exchanged Bridge Notes into shares of New Beacon Common Stock or upon the maturity date of December 20, 2009, all remaining unvested rights to purchase shares of New Beacon Common Stock under the Exchanged Bridge Warrants will automatically vest and become exercisable. If prepayment of the advances prior to the maturity date of December 20, 2009 is required, all remaining unvested rights to purchase shares of New Beacon Common Stock under the Exchanged Bridge Warrants will be forfeited and canceled. The Exchanged Bridge Warrants have an exercise price of $1.00 per share and expire on June 30, 2012.

        The Investor Warrants were exchanged for the Exchanged Investor Warrants, which in the aggregate have the right to purchase 250,000 shares of New Beacon Common Stock. Each Exchanged Investor Warrant has a five year exercise period and an exercise price of $1.00 per share of New Beacon Common Stock, payable in cash on the exercise date. The exercise price is subject to adjustment upon certain occurrences specified in the Exchanged Investor Warrants.

        The The Placement Agent Warrant was exchanged for the Exchanged The Placement Agent Warrant, and the The Placement Agent Affiliate Warrants were exchanged for the Exchanged The Placement Agent Affiliate Warrants. The Exchanged The Placement Agent Warrant has the right to purchase 1,040,000 shares of New Beacon Common Stock at an exercise price of $1.00 per share of New Beacon Common Stock over a five year exercise period. The Exchanged The Placement Agent Affiliate Warrants have the right in the aggregate to purchase 600,000 shares of New Beacon Common Stock at an exercise price of $1.00 per share of New Beacon Common Stock over a five year exercise period.

        Convertible Notes

        On December 20, 2007, the convertible promissory notes issued in the bridge financing facilities were exchanged for convertible promissory notes and warrants to purchase shares of Suncrest Common Stock, with terms identical to those issued in the bridge financing facilities.

        Consequently, New Beacon has convertible promissory notes outstanding in the aggregate principal amount of $700,000, which bear interest at the prime rate and mature on December 20, 2009. These convertible promissory notes are convertible into a total of up to 1,166,664 shares of Suncrest Common Stock, at a deemed conversion price of $0.60 per share of New Beacon Preferred Stock.

        Registration Rights

        Pursuant to the Registration Rights Agreement, New Beacon will be required after the Share Exchange to register their “registrable securities” with the SEC so those securities can be publicly sold. These registration rights are discussed more fully in “Registration Rights Agreement,” above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Suncrest Global Energy Corp.’s common stock is traded on the OTC.BB under the symbol “SGEG.OB”. Following the Share Exchange, the combined company is expected to be traded on the OTC.BB.

        Transfer Agent and Registrar

        Standard Registrar & Transfer Company is the transfer agent and registrar of Suncrest Global Energy Corp.’s common stock.

        Dividend Policy

        Suncrest Global Energy Corp. has not paid any cash dividends on its common stock to date. New Beacon does not anticipate declaring or paying any dividends in the foreseeable future. New Beacon anticipates that for the foreseeable future New Beacon will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends shall be within the discretion of New Beacon’s board of directors and will depend upon earnings, capital requirements, and operating and financial condition, among other factors.

RECENT SALES OF UNREGISTERED SECURITIES

        Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 78.7502 of the Nevada General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. This indemnification may, however, be unenforceable as against public policy.

        As permitted by Nevada law, our Amended and Restated Articles of Incorporation include a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law;
•	under Section 78.300 of the Nevada law regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

        As permitted by Nevada law, our Amended and Restated Articles of Incorporation and our bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Nevada law, so long as such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful;
•	we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our articles of incorporation, our bylaws or other agreements;
•	we are required to advance expenses to our directors and officers incurred in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to very limited exceptions; and
•	the rights conferred in our bylaws are not exclusive.

        We intend to enter into indemnification agreements with each of our current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our Amended and Restated Articles of Incorporation and our bylaws and to provide additional procedural protections. Currently, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. Our Board of Directors has authorized management to negotiate and obtain directors’ and officers’ liability insurance.

        The indemnification provisions described above will provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Amended and Restated Articles of Incorporation, Bylaws, the Nevada General Corporation Law, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 2.03     Creation of a Direct Financial Obligation.

        On December 20, pursuant to the Share Exchange, New Beacon assumed the obligations of Beacon under the Bridge Notes, and issued the Exchanged Bridge Notes and the Exchanged Bridge Warrants to the holders of the Bridge Notes and Bridge Warrants. The terms of the Exchanged Bridge Notes and the Exchanged Bridge Warrants are substantially equivalent to those of the Bridge Notes and the Bridge Warrants, respectively. See Item 2.01, “Bridge Financing,” above.

        The Exchanged Bridge Notes bear interest at the prime rate and mature on December 20, 2009. The holders of the Exchanged Bridge Notes can also require prepayment of the advances in cash at any time. The Exchanged

Bridge Notes are convertible into a total of up to 1,166,664 shares of New Beacon Common Stock, at a deemed conversion price of $0.60 per share of New Beacon Common Stock.

        On December 20, as part of the consideration given for the Phase I Acquisitions, Beacon issued secured promissory notes in the aggregate amount of $1,462,500. The terms of these notes, comprised of the RFK Note, the CETCON Note, and the ADS Note, are described in Item 2.01, “Phase I Acquisitions,” above.

        On December 20, upon the consummation of the merger of BHS with and into an acquisition subsidiary of Beacon, Beacon issued the BHS Earnout Note, which evidences contingent obligations in the maximum amount of $480,374, and the BHS Rent Notes, in the aggregate amount of $173,000, to the shareholders of BHS, as described in Item 2.01, “Phase I Acquisitions,” above.

        On December 20, upon the consummation of the purchase of the assets of Strategic, Beacon acquired assets subject to an approximate aggregate amount of $342,000 in Federal, state and local tax liens. Currently, the Strategic Note, in the principal amount of $342,000, is held in escrow pending resolution of the ongoing dispute between Strategic and the Federal, state and local taxing authorities.

        In addition, Beacon has certain ongoing obligations with respect to indemnification and other matters, as set forth in the ADS Purchase Agreement, the BHS Agreement, the CETCON Purchase Agreement, the Strategic Purchase Agreement and the RFK Purchase Agreement.

Item 3.02     Unregistered Sales of Equity Securities.

        Pursuant to the Exchange Agreement, on December 20, 2007, Suncrest Global Energy Corp. issued 9,194,900 shares of Suncrest Common Stock to holders of Beacon Common Shares in exchange for all such Beacon Common Shares. At this time, Suncrest Global Energy Corp. issued warrants for the purchase of 4,066,414 shares of Suncrest Common Stock and promissory notes convertible into 4,066,414 shares of Suncrest Common Stock in exchange for the outstanding warrants for the purchase of Beacon Common Shares and promissory notes convertible into Beacon Common Shares, respectively. The warrants for the purchase of Suncrest Common Stock and the promissory notes convertible into Suncrest Common Stock are described in Item 2.01, above. Suncrest Global Energy Corp. is obligated to issue 4,000 shares of Suncrest Preferred Stock to holders of Beacon Preferred Shares in exchange for all such Beacon Preferred Shares. The Beacon Common Shares and Beacon Preferred Shares are not registered under the Securities Act.

        The issuance of Suncrest Common Stock and Suncrest Preferred Stock in exchange for the Beacon Common Shares and Beacon Preferred Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Suncrest Global Energy Corp. made this determination based on the representations of Beacon and the Beacon shareholders that less than thirty-five (35) of the Beacon shareholders were not “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring the Suncrest Common Stock and Suncrest Preferred Stock for investment purposes for their own respective accounts and not as nominees or agents, and with a view to resale or distribution thereof, and that said persons understood that the shares of Suncrest Common Stock and Suncrest Preferred Stock may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Securities and Exchange Commission (the “SEC”) or with any state securities commission in respect of the Share Exchange.

Item 4.01     Changes in Registrant’s Certifying Accountant.

        On December 20, 2007, Suncrest Global Energy Corp. dismissed Chisholm, Bierwolf & Nilson LLP as the independent registered public accounting firm. Chisholm, Bierwolf & Nilson LLP had been previously engaged as the principal accountant to audit the financial statements of Suncrest Global Energy Corp.

        Suncrest Global Energy Corp. has engaged Marcum & Kliegman LLP as its new independent registered public accounting firm, effective as of December 20, 2007, to audit the financial statements for the fiscal year ended September 30, 2007, and to perform procedures related to the financial statements included in the current reports on Form 8-K and quarterly reports on Form 10-QSB.

        The decision to dismiss Chisholm, Bierwolf & Nilson LLP and engage Marcum & Kliegman LLP was approved by the Board of Directors after the consummation of the Share Exchange with respect to the Beacon Common Shares on December 20, 2007.

        During the two most recent fiscal years and the subsequent interim period through December 20, 2007, the date of dismissal, there were no disagreements with, or adverse opinions or disclaimers of opinions from, Chisholm, Bierwolf & Nilson LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Chisholm, Bierwolf &Nilson LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no items described in Item 304(a)(1)(iv)(B) of Regulation S-B to disclose during the two most recent fiscal years and the subsequent interim period through December 20, 2007, the date of dismissal.

        New Beacon has made the contents of this Form 8-K available to Chisholm, Bierwolf & Nilson LLP and requested it to furnish a letter to the SEC as to whether Chisholm, Bierwolf & Nilson LLP agrees or disagrees with, or wishes to clarify the expression of its views set forth herein. A copy of Chisholm, Bierwolf & Nilson LLP’s letter to the SEC is included as Exhibit 16.1 to this Form 8-K.

        Other than in connection with the engagement of Marcum & Kliegman LLP by Suncrest Global Energy Corp., during its most recent fiscal year and the subsequent interim period prior to December 20, 2007, Suncrest Global Energy Corp. did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or the related instructions thereto or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-B.

Item 5.01     Changes in Control of Registrant.

        The consummation of the Share Exchange with respect to the Beacon Common Shares under the Exchange Agreement, as amended, which resulted in the change of control of the registrant, occurred on December 20, 2007. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

        On December 20, 2007 pursuant to the Exchange Agreement, Suncrest Global Energy Corp. issued 9,194,900 shares of Suncrest Common Stock, convertible promissory notes convertible into 1,166,666 shares of Suncrest Common Stock and warrants exercisable for 4,066,414 shares of Suncrest Common Stock, representing 91.9% of the Suncrest Common Stock on a fully-diluted, as converted basis to the Beacon stockholders, in exchange for the transfer of 100% of the Beacon Common Shares and securities convertible into or exercisable for Beacon Common Shares.

        Upon the consummation of the Share Exchange with respect to the Beacon Preferred Shares under the Exchange Agreement, Suncrest Global Energy Corp. will issue 2,433.9 shares of Suncrest Preferred Stock convertible into 3,245,200 shares of Suncrest Common Stock in exchange for the transfer of 100% of the Beacon Preferred Shares. Accordingly, the shares of Suncrest Common Stock issued to holders of Beacon Common Shares and Beacon Preferred Shares will represent 93.3% of the Suncrest Common Stock on a fully-diluted, as converted basis upon the completion of the Share Exchange. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

        On December 20, 2007, as explained more fully in Item 2.01 above under the section titled “Management”and in Item 5.02 of this Current Report on Form 8-K, Mr. John Peters resigned as Chairman of the Board and President, and Ms. April Marino resigned as a member of Suncrest Global Energy Corp.’s Board of Directors and as

Secretary and Treasurer. Copies of the letters of resignation of each of Mr. Peters and Ms. Marino are attached as Exhibits 17.1 and 17.2.

        On December 20, 2007, as explained more fully in Item 2.01 and Item 5.02, the Board of Directors appointed Mr. Bruce Widener to serve as a member of the Board of Directors. Mr. Peters has agreed to resign from the Board of Directors ten (10) days after the effective time of the filing and dissemination of the Schedule 14f-1.

        As explained more fully in Item 2.01 and Item 5.02, the Board of Directors appointed Bruce Widener to serve as Chief Executive Officer and other persons to serve as executive officers.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Reference is made to the disclosures set forth under Items 2.01 and 5.01 of the this Current Report on Form 8-K, which disclosures regarding the resignation and appointment of the directors and officers described below in connection with the Share Exchange are incorporated herein by reference.

        (a) Resignation of Directors

        Effective December 20, 2007, Ms. April Marino resigned as a director of Suncrest Global Energy Corp. Mr. John Peters resigned as the Chairman of the Board of Directors but retained his membership on the Board of Directors. Mr. Peters has provided notice of his resignation, effective as of the date that is ten (10) days after the filing and dissemination of the Schedule 14f-1 on December 20, 2007.

        (b) Resignation of Officers

        Effective December 20, 2007, Mr. John Peters resigned as Chief Executive Officer and President of Suncrest Global Energy Corp., and Ms. April Marino resigned as Secretary/Treasurer of Suncrest Global Energy Corp.

        (c) Appointment of Executive Officers

        Effective December 20, 2007, the directors described below in Item 5.02(d) appointed the following persons as our executive officers, with the respective titles as set forth opposite his name below:

Name	Age	Title
Bruce Widener	46	Chief Executive Officer
Richard C. Mills	52	President
Robert Mohr	42	Chief Accounting Officer and Senior Vice President of Finance
Kenneth E. Kerr	44	Chief Operating Officer

        The business background descriptions of the newly appointed officers are described in Item 2.01 of this Current Report on Form 8-K. There are no family relationships among the newly appointed officers.

        Richard C. Mills and his wife S. Kathy Mills owned 100% of the membership interests of Strategic Communications, LLC and RFK Communications, LLC, which were acquired by Beacon as set forth in Item 2.01, above. Beacon and Strategic Communications, LLC have entered into a Marketing Agreement, under the terms of which Beacon is required to pay commissions to Strategic for (i) sales of Beacon products or services originated by Strategic Communications, LLC; or (ii) sales of Beacon products or services for which Strategic Communications, LLC acts as a sales intermediary. Beacon does not believe that this Marketing Agreement will be material to the operations of the Company.

        Kenneth E. Kerr owns 52.3% of CETCON Incorporated, which was acquired by Beacon as set forth in Item 2.01, above.

        The employment agreements of our executive officers are summarized in Item 2.01, above.

        (d) Appointment of Directors

        Effective December 20, 2007, after the resignation of Ms. Marino, the Board of Directors appointed Bruce Widener to fill the vacancy of the Board of Directors and as the Chairman of the Board of Directors.

        The size of the Board of Directors will be increased to four on or after the tenth (10th) day after the filing and dissemination of Schedule 14f-1. After the effective time of the resignation of Mr. Peters, three additional directors shall be appointed to the Board of Directors, as set forth in Item 2.01, Management, above.

        The business background description of Mr. Widener is described in Item 2.01 of this Current Report on Form 8-K. Except as set forth with respect to the bridge financing, above, there are no related party transactions between us and any of the directors.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On December 20, 2007, the Board of Directors voted to change the fiscal year end to September 30. The report covering the transition period will be filed on Form 10-QSB.

Item 5.06     Change in Shell Company Status.

        As explained more fully in Item 2.01 above, Suncrest Global Energy Corp. was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), immediately before the closing of the Share Exchange. As a result of the Share Exchange, Suncrest Global Energy Corp. took on the business of Beacon, with Beacon’s extensive operations. Consequently, Suncrest Global Energy Corp. believes that the Share Exchange has caused it to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits.

        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        The audited historical financial statements are filed as Exhibits 99.2 to 99.6 to this Current Report on Form 8-K and are incorporated herein by reference.

        (i) Independent Auditors’ Report and financial statements of Beacon Enterprise Solutions Group, Inc., as of September 30, 2007.

        (ii) Independent Auditors’ Report and financial statements of Advance Data Systems, Inc. (d/b/a ADSnetcurve) as of September 30, 2007.

        (iii) Independent Auditors’ Report and financial statements of Bell-Haun Systems, Inc. as of September 30, 2007.

        (iv) Independent Auditors’ Report and financial statements of CETCON, Incorporated as of September 30, 2007.

        (v) Independent Auditors’ Report and financial statements of Strategic Communications, LLC as of September 30, 2007.

        (b) PRO FORMA FINANCIAL INFORMATION.

        The following pro forma financial information is filed as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated herein by reference:

(i)	The Unaudited Condensed Financial Statements of Beacon Enterprise Solutions Group, Inc., combined on an unaudited pro forma basis with those of the Phase I Acquisitions, as of September 30, 2007.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
2.1	Securities Exchange Agreement dated December 20, 2007 by and among Suncrest Global Energy Corp.
(“Suncrest”), Beacon Enterprise Solutions Group, Inc. (“Beacon”), and Beacon shareholders.
4.1	Form of Exchanged Bridge Notes and Exchanged Bridge Warrants
4.2
10.1	Form of Exchanged Bridge Notes and Exchanged Bridge Warrants. See 4.1.
10.2	Form of Exchanged Investor Warrants.
10.3	Form of Exchanged The Placement Agent Warrant.
10.4	Form of The Placement Agent Affiliate Warrant.
10.5	Asset Purchase Agreement, dated October 15, 2007, by and between Beacon and Advance Data Systems, Inc. (“ADSnetcurve”).
10.6	Secured Promissory Note, dated December 20, 2007, issued by Beacon to ADSnetcurve.
10.7	Asset Purchase Agreement, dated October 15, 2007, by and between Beacon and CETCON, Incorporated (“CETCON”).
10.8	Secured Promissory Note, dated December 20, 2007, issued by Beacon to CETCON.
10.9	Asset Purchase Agreement, dated October 15, 2007, by and between Beacon and Strategic Communications, LLC (“Strategic”).
10.10	Promissory Note, dated December 20, 2007, issued by Beacon to Strategic.
10.11	Asset Purchase Agreement, dated October 15, 2007, by and between Beacon and RFK Communications, LLC (“RFK”).
10.12	Secured Promissory Note, dated December 20, 2007, issued by Beacon to RFK.
10.13	Agreement and Plan of Merger, dated October 15, 2007, by and among Beacon, BH Acquisition Sub, Inc., Bell Haun Systems, Inc. (“BHS”) and BHS shareholders.
10.14	Promissory Note, dated December 20, 2007, issued by Beacon to the BHS shareholders.
10.15	Promissory Notes, dated December 20, 2007, issued by Beacon to Thomas O. Bell and Michael T. Haun.
10.16	Registration Rights Agreement, dated December 20, 2007, between Beacon, The Placement Agent and certain investors (the “The Placement Agent Investor Group”).
16.1	Letter of Chisholm, Bierwolf & Nilson LLP.
17.1	Letter of John W. Peters.
17.2	Letter of April Marino.
21.1	List of Subsidiaries of the Registrant.
99.1	Press Release of Beacon and Suncrest.
99.2	Audited Financial Statements of Beacon Enterprise Solutions Group, Inc., as of September 30, 2007.
99.3	Audited Financial Statements of Advance Data Systems, Inc. as of September 30, 2007.
99.4	Audited Financial Statements of Bell-Haun Systems, Inc., as of September 30, 2007.
99.5	Audited Financial Statements of CETCON, Incorporated, as of September 30, 2007.
99.6	Audited Financial Statements of Strategic Communications, LLC, as of September 30, 2007.
99.7	Pro Forma Consolidated Financial Statements of Beacon and Phase I Acquisitions, as of September 30, 2007
99.8	Amended and Restated Articles of Incorporation of Beacon Enterprise Solutions Group, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCREST GLOBAL ENERGY CORP.

Date: December 20, 2007	By:	/s/ Bruce Widener Bruce Widener, Chief Executive Officer